STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of August 31, 2015, is entered into by and among BLUE EARTH, INC. (the “Seller”), and G. Robert Powell, an individual with an address located at P.O. Box 1204, Lafayette, California 94549 (collectively, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser wishes to purchase, upon the terms and subject to the conditions of this Agreement, Fifty Thousand (50,000) restricted shares of common stock of Blue Earth, Inc.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

AGREEMENT TO PURCHASE; PURCHASE PRICE

a.

Purchase

(i)

The Purchaser hereby agrees to purchase, subject to the provisions of Section 1a(ii) herein, from the Seller 50,000 restricted shares of common stock of the Seller (the “Shares”) at $0.7567 USD per share (the “Purchase Price”) totaling $37,835 USD.

(ii)

Subject to the terms and conditions of this Agreement, the Purchaser shall purchase the Shares (the Seller is obligated to sell the Shares to the Purchaser) upon the Purchaser’s payment of the purchase price by personal check, subject to collection; provided, non-payment of the check in due course shall give the Seller to cancel this Agreement in all respects.

(iii)

Upon receipt of the Purchase Price, the Seller shall issue a certificate evidencing the ownership of the Shares by the Purchaser.

2.

PURCHASER’S REPRESENTATIONS, WARRANTIES, ETC.  The Purchaser represents and warrants to, and covenants and agrees with, the Seller as follows:

a.

The Purchaser is purchasing the Shares for his own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

b.

The Purchaser is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”) by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of business and financial, to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Shares.

c.

The Purchaser understands that its investment in the Shares involves a high degree of risk.

d.

The Purchaser has had access to review all of the Seller’s periodic filings  (the “SEC Filings”) with the Securities and Exchange Commission (the “Commission”) and an opportunity to ask questions of the officers and directors of the Seller.  The Purchaser is fully familiar with the financial and business affairs of the Seller.  Notwithstanding the foregoing, the Purchaser has had the opportunity to conduct its own independent investigation of the Seller and to make inquiries about the terms and conditions of this Agreement, to discuss the same and all related matters with its own independent counsel and its own accountants and tax advisers.

e.

The Purchaser is not a party to or affected by any pending litigation, arbitration or governmental proceeding or investigation that would in any manner affect its entering into this Agreement or performing under this Agreement.

f.

The Purchaser has full right, power and capacity to execute, deliver and perform its obligations under this Agreement.

g.

No governmental license, permit or authorization and no registration or filing with any court, governmental authority or regulatory agency is required in connection with the Purchaser’s execution, delivery or performance of this Agreement.

h.

Restricted Securities.  Purchaser understands that the Shares are characterized as “restricted securities” under applicable U.S. federal and state securities laws inasmuch as they are being acquired from Seller in a transaction not involving any public offering and that, pursuant to these laws and applicable regulations, Purchaser must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to Seller which are outside of Purchaser’s control and which Seller is under no obligation and may not be able to satisfy.  In this connection, Purchaser represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

i.

Legends.  Purchaser understands that the Shares, and any securities issued in respect thereof or exchange thereof, may bear one or all of the legends.

(a)

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE NOT BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE SATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.”

3.

SELLER’S REPRESENTATIONS, ETC.  The Seller represents and warrants to the Purchaser that:

a.

Authority.  The Seller has the capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person, entity or governmental authority.

b.

Title.  The Seller has good and marketable title to all of the Shares, free and clear of any liens, claims, charges, options, rights of tenants, mortgages, security interests, pledges, charges, encumbrances and claims and liabilities of every kind, and shall not, until the Purchase Price is paid or this Agreement is terminated, sell, hypothecate, encumber, transfer or otherwise dispose of the Shares.

c.

Full Disclosure.  There is no fact actually known to the Seller that would reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement.

d.

Proceedings.  Except as set forth in the SEC Filings and described on Schedule 3d hereto, the Seller is not a party to any pending litigation, arbitration or administrative proceeding, or to the best of Seller’s knowledge, to any investigation and no such litigation, arbitration or administrative proceeding or investigation that might result in any material adverse change in the financial or business condition of the Seller.

e.

Default.  The execution, delivery and performance of this Agreement and the completion of the transactions contemplated hereby will not result in the breach of any term or provision of the Certificate of Designation or by-laws of the Seller, or violate any provision of or result in the breach of, modification of, cancellation, or the maturity of obligations under, or constitutes a default, or give use to any right of termination, cancellation, or otherwise be in conflict with or result in a loss of contractual benefits to the Seller.

4.

SURVIVAL.  All agreements, representations and warranties and covenants contained herein or made in writing by or on behalf of the parties hereto in connection with the transactions contemplated hereby shall survive the execution of this Agreement and the consummation of such transactions.

5.

GOVERNING LAW: MISCELLANEOUS

a.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and without giving effect to the principles thereof regarding the conflict of laws.  Each of the parties consents to the jurisdiction of the federal courts whose districts encompass the state courts of the State of Nevada in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.  To the extent determined by such court, the Company shall reimburse the Buyers for any reasonable legal fees and disbursements incurred by the Buyers in enforcement or protection of any of its rights under this Agreement.

b.

Failure of any party to exercise any right or remedy under this agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c.

This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

d.

All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e.

A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

f.

This Agreement maybe signed in one or more counterparts, each of  which shall be deemed an original.

g.

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h.

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this agreement in any other jurisdiction.

i.

This Agreement may be amended only by the written consent of both the Seller and Purchaser.

j.

This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

k.

This Agreement constitutes the full and entire understanding and agreement between the Seller and the Purchaser.

6.

NOTICES.  Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(i)

The date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(ii)

The seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(iii)

The third business day after mailing by next-day express courier, with delivery costs and fees prepaid,

in each such case, addressed to each of the other parties thereunder entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

SELLER:  At the address set forth on the signature page of this Agreement.

PURCHASER:  At the address set forth on the signature page of this Agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Seller as of the date set forth below.

Date:  As of August 31, 2015

PURCHASER:

Name:  /s/  G. Robert Powell

G. Robert Powell

SELLER:

Name:

Blue Earth, Inc.

2298 Horizon Ridge Parkway

Suite 205

Henderson, NV 89052

By:  /s/  Johnny R. Thomas

Johnny R. Thomas, CEO

Schedule 3d

Litigation

The Seller is a party to a shareholder derivative lawsuit captioned “Robert Powell v. Blue Earth, Inc. (et. al) commenced in Clark Cark Civil District Court in the State of Nevada.  A copy of the complaint has been provided to the Purchaser.